Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 2006 relating to the consolidated financial statements for the year ended September 30, 2006, which appear in Trimax Corporation’s 10-KSB.

/s/ Walker & Company Chartered Accountants Professional Corporation

Markham, Canada
May 7, 2007